 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 Typhoon Resources Corp.

 We consent to the use of our report dated March 4, 2011, with respect to the financial statements of Typhoon Resources Corp. as of and for the year ended November 30, 2010, to the reference to our firm under the caption “Experts”, included in the Registration Statement on Form S-1 Amendment No. 1 filed by Typhoon Resources Corp. dated April 14, 2011.

 /s/ M&K CPAS, PLLC

 Houston, Texas

April 14, 2011